As filed with the Securities and Exchange Commission on July 9, 2013

Registration No. 333-180077

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLE REAL ESTATE INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

Maryland	2325 East Camelback Road, Suite 1100 Phoenix, Arizona 85016 (602) 778-8700	26-1846406
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Stephan Keller

Executive Vice President, Chief Financial Officer and Treasurer

Cole Real Estate Investments, Inc.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Seth K. Weiner, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SHARES OF COMMON STOCK

Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.) (the “Registrant”) filed a Registration Statement on Form S-3 (Commission File No. 333-180077) (the “Registration Statement”), which was automatically effective with the Securities and Exchange Commission upon filing, on March 14, 2012, pursuant to which the Registrant registered 75,000,000 shares of common stock pursuant to the Registrant’s distribution reinvestment plan (the “DRIP”) at a purchase price of $9.50 per share. The Registrant’s Board of Directors approved the termination of the DRIP effective as of June 20, 2013. Prior to the termination date, the Registrant had sold a total of 20,253,329 shares pursuant to the Registration Statement. The Registrant hereby deregisters the remaining 54,746,671 unsold shares as of the close of business on June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, this 9th day of July, 2013.

COLE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Stephan Keller
Stephan Keller, Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Marc T. Nemer Marc T. Nemer	Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2013

/s/ Stephan Keller Stephan Keller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 9, 2013

/s/ Simon J. Misselbrook Simon J. Misselbrook	Senior Vice President of Accounting (Principal Accounting Officer)	July 9, 2013

* Christopher H. Cole	Executive Chairman and Director	July 9, 2013

* Thomas A. Andruskevich	Director	July 9, 2013

* Scott P. Sealy	Director	July 9, 2013

* Leonard W. Wood	Director	July 9, 2013

* By:	/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr. Attorney-in-fact	July 9, 2013

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